Exhibit 10.1
AMENDMENT NO. 4
TO
THIRD AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
ASHFORD HOSPITALITY LIMITED PARTNERSHIP
May 18, 2010
     This Amendment No. 4 to Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (this “Amendment”) is made effective as of the date first set forth above by Ashford OP General Partner, LLC, a Delaware limited liability company, as general partner (the “General Partner”) of Ashford Hospitality Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of May 7, 2007, as amended by Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated as of July 18, 2007, Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership, dated as of February 6, 2008, and Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership, dated as of March 21, 2008 (as so amended, the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of Special Partnership Units (“Special Partnership Units”). Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.
     WHEREAS, the General Partner is amending the Partnership Agreement to provide for the issuance of the Special Partnership Units as an investment option for participants in the Company’s non-qualified deferred compensation plan;
     WHEREAS, Section 11.1(b) of the Partnership Agreement permits the General Partner, without the consent of the Limited Partners, to amend the Partnership Agreement for the purpose of setting forth and reflecting in the Partnership Agreement the admission, substitution or withdrawal of Limited Partners or the issuance of additional Partnership Interests pursuant to Section 4.3(a) of the Partnership Agreement; and
     WHEREAS, the issuance of Special Partnership Units is permitted by Section 4.3(a) of the Partnership Agreement.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner has set forth in this Amendment pursuant to its authority under Sections 4.3(a) and 6.1(t) of the Partnership Agreement the following:
1.	Article I of the Partnership Agreement is hereby amended to add the following terms with the following definitions:
     “Special Partnership Interest” shall mean a Common Partnership Interest, except that, notwithstanding anything to the contrary in Section 7.4,

the General Partner shall not have the right, directly or indirectly, to satisfy any Redemption Right exercised by a Limited Partner with respect to the Special Partnership Interest through the issuance of the REIT Common Shares Amount as set forth in Section 7.4(b).
     “Special Partnership Unit” shall mean a Common Partnership Unit, except that, notwithstanding anything to the contrary in Section 7.4, the General Partner shall not have the right, directly or indirectly, to satisfy any Redemption Right exercised by a Limited Partner with respect to a Special Partnership Unit through the issuance of the REIT Common Shares Amount as set forth in Section 7.4(b).
2.	Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

3.	This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

4.	If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment on September 2, 2010, effective as of the date first set forth above.

ASHFORD OP GENERAL PARTNER, LLC, a Delaware limited liability company, as General Partner of Ashford Hospitality Limited Partnership
By:	/s/ David A. Brooks
David A. Brooks, Vice President